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                                                                    EXHIBIT 4.19



                          ACTION BY CONSENT IN WRITING
                           OF THE BOARD OF DIRECTORS
                            OF RNETHEALTH.COM, INC.


     The undersigned being all of the Directors RNETHEALTH.COM, INC., a Colorado corporation (the "Company") hereby consents to the following action of this corporation, to be effective as of July 10, 2000, in lieu of a meeting.

                 APPROVAL OF 2000 STOCK COMPENSATION PLAN AND
                      FILING OF S-8 REGISTRATION STATEMENT

     WHEREAS, it is deemed to be in the best interest of this corporation to (a) provide directors and key employees selected for participation in the Plan with added incentives to continue in the service of RNET; (b) to create in such directors and employees a more direct interest in the success of the operations of RNET by relating compensation to the achievement of long-term corporate economic objectives; (c) to attract and retain directors and key employees by providing an opportunity for investment in RNET; (d) to obtain services for RNET from independent contractors, for services, including, but not limited to, advertising, public relations, consulting, at reduced compensation or at rates and/or on terms which are otherwise negotiated favorably to RNET, the Board of Directors hereby approves the 2000 Stock Compensation Plan (the "Plan").

     The Plan shall administered by the Board of Directors, in accordance with the provisions of the Company's bylaws.

     The Plan shall be registered under Form S-8, effective July 18, 2000.

     NOW THEREFORE BE IT RESOLVED, that the Board of Directors of
Rnethealth.com, Inc. hereby approves the 2000 Stock Compensation Plan and the registration of a maximum of 1,850,000 shares of Common Stock pursuant to the Plan.

     IN WITNESS WHEREOF, each Director of Rnethealth.com, Inc. has executed this unanimous consent in a separate original document, and all original documents signed individually by the Directors shall together constitute one original Unanimous Consent.


                                              /s/ TRACY NEAL
                                              --------------------------------
                                              Tracy Neal
                                              Secretary

                                              /s/ ROBERT PORTRIE
Dated as of July 10, 2000                     --------------------------------
                                              Robert Portrie, Chairman

                                              /s/ GREGORY HENRY
Dated as of July 10, 2000                     --------------------------------
                                              Gregory Henry

                                              /s/ WENDY BOROW JOHNSON
Dated as of July 10, 2000                     --------------------------------
                                              Wendy Borow Johnson

                                              /s/ KEVIN WALL
Dated as of July 10, 2000                     --------------------------------
                                              Kevin Wall

                                              /s/ MARC GUREN
Dated as of July 10, 2000                     --------------------------------
                                              Marc Guren

                                              /s/ WILLIAM MOSES
Dated as of July 10, 2000                     --------------------------------
                                              William Moses

                                              /s/ W. THOMAS OLIVER
Dated as of July 10, 2000                     --------------------------------
                                              W. Thomas Oliver